FIFTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Fifth Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Pacific Life Insurance Company (the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated April 3, 2007, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety Schedule B of the Agreement.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control.  Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.  Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of May 1, 2020.

Legg Mason Investor Services, LLC		Pacific Life Insurance Company

Legg Mason Investor Services, LLC		Pacific Life & Annuity Company

By:	/s/ Michael P. Mattera	By:	/s/ Jose T. Miscolta

Name:	Michael P. Mattera	Name:	Jose T. Miscolta

Title:	Managing Director	Title:	Assistant Vice President

Date:	3/26/2020	Date:	3/24/2020

Legg Mason Partners Variable Equity Trust

By:	/s/ Jane Trust

Name: Jane Trust

Title: President & CEO — Mutual Fund Boards

Date: 3/26/2020

Legg Mason Partners Variable Income Trust

By:	/s/ Jane Trust

Name: Jane Trust

Title: President & CEO — Mutual Fund Boards

Date: 3/26/2020

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Fund Trust Name	Portfolio Fund Name	Class	CUSIP	Symbol

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	I	52467X203	QLMGOX
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	QLMGTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708	QLMMIX
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856	QLMPTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	QLMSIX

Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	QLMYIX
Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	QLMYTX